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                                                                    EXHIBIT 99.1


                                         April 2, 2000


Mainspring Communications, Inc.
One Main Street
Cambridge, Massachusetts 02142


      RE: Mainspring Communications, Inc. (the "Company")

Dear Sirs:

     I hereby consent to the reference to me as a prospective director of Mainspring Communications, Inc., where it appears in the Company's Registration Statement on Form S-1, including the Prospectus constituting a part thereof, and any amendments thereto.

                                         Very truly yours,



                                         /s/ Lawrence Begley
                                         ------------------------------------
                                                        (signature)

                                         Name: Lawrence Begley
                                              -------------------------------
                                                       (please print)